AMENDED INDEPENDENT CONSULTING AGREEMENT

     THIS AMENDED AGREEMENT dated this 1st day of October, 1997, is entered into by and between Biomune Systems, Inc., a Nevada corporation ("Biomune") and Andela Group, Inc., a California corporation ("Andela") and Ira E. Ritter, an individual residing in California ("Ritter").

RECITALS:

     The parties entered into an Independent Consulting Agreement on July 9, 1997 (the "Consulting Agreement") pursuant to the terms of which Ritter and Andela agreed to provide certain consulting services for Biomune.

     Biomune now desires to exercise the option to purchase the capital stock of Rockwood Investments, Inc., d/b/a Rockwood Cosmetics, Inc. ("Rockwood") and the parties desire to amend the original terms and provisions of the Consulting Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1. Engagement. Biomune hereby engages Andela, and Andela hereby agrees to provide services through Ritter to or for Biomune, on the terms and conditions set forth herein. It is agreed that Ritter shall continue to serve as President of Biomune during the term hereof.

     2. Duties. In his capacity as President of Biomune, Ritter shall devote such portion of his time and attention as may be reasonably required to assist in the commercialization, marketing, distribution and sale of Biomune's products and technology, promoting the general business interests of Biomune and to locating and assisting in development of new products of Biomune. As President, Ritter shall have responsibility for the day-to-day operations of Biomune consistent with the terms of the Purchase Agreement dated October 27,
1997 ("Purchase Agreement").    Andela and Ritter hereby represent that
neither of them is under any obligation or restriction which would in any way interfere or be inconsistent with, or present a conflict of interest concerning, the services to be furnished to Biomune under this Agreement. Andela further warrants that it will not enter into any such obligation or restriction prior to the termination of this Agreement. Andela shall comply with all rules, policies and procedures established by Biomune for the conduct of its business.

     3. Covenants of Consultant. Section 10 of the Consulting Agreement is amended and restated as follows:

Andela and Ritter, jointly and severally, hereby promise and covenant that in the course of their performance under this Agreement, they shall not, individually or collectively:

a. Interfere with any existing relationship between Biomune and any person or entity who presently or during the term of this Agreement conducts business or trades with Biomune;

b. Unless otherwise expressly directed by Biomune, have any discussions concerning Biomune or any aspect of its business with any persons known to either of them to be employed by or represent news media;

c. Adopt or urge a position with commissioners, representatives, senators, legislators or other governmental policymaking bodies contrary to the interests of Biomune as those interests are expressly stated by Biomune;

d. Testify as an expert witness against Biomune in any proceeding or dispute; and

e. directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any business and any branch, office or operation thereof, which is a competitor of Biomune in providing similar goods and services to the biopharmaceutical or nutraceutical markets.

     Notwithstanding the foregoing and the covenants set forth in herein, Biomune acknowledges that although the parties agree that Ritter and Andela shall devote substantial time and effort to the performance of their duties hereunder, (i) Ritter, directly and indirectly (including through Andela and/or Rockwood), is presently the owner of certain entities engaged in manufacturing, marketing, distributing and promoting vitamins, health and personal care products, cosmetics and nutritional supplements; for his own account and for third parties, (ii) Ritter presently anticipates that he will seek to continue to operate such businesses and to seek additional opportunities in these and in other fields where he may take advantage of his knowledge, expertise and experience in marketing and distribution, including the possible acquisition of Randall International and Focus 21; and (iii) Ritter has a variety of business interests which occupy and require much of his time and attention, including Rockwood Vitamins LLC. Therefore, Biomune agrees that in connection with Andela and Ritter's performance of the services described above, (A) Ritter may actively pursue those business interests in which he is now engaged or in which he may become engaged during the term of this Agreement, provided the same do not violate the terms of the foregoing covenants, and (B) on infrequent occasion and from time to time, Ritter may not be immediately available to provide services to Biomune as and when requested by Biomune. Ritter agrees to keep Biomune fully apprised of his personal schedule at all times and to devote such time as is required by
Section 2 of this Agreement to his duties hereunder.

     4. Remaining Terms Continue in Full Force and Effect. Except as modified by this Amendment, the terms, conditions and provisions of the Consulting Agreement shall continue in full force and effect until the Settlement Date as defined in the Purchase Agreement.

     DATED the day and year first written above.

Andela:

Andela Group, Inc.


By /s/ Ira E. Ritter
   Ira E. Ritter, President and CEO


  /s/ Ira E. Ritter
__________________________________________
   Ira E. Ritter, individually

Biomune:

Biomune Systems, Inc.



By /s/ David G. Derrick
   David G. Derrick, President and CEO